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ALLMERICA FINANCIAL LIFE            440 LINCOLN STREET             LIFE INSURANCE APPLICATION - SIMPLIFIED UNDERWRITING INSURANCE
AND ANNUITY COMPANY                 WORCESTER, MA 01653            FORM NO.  XXXX-99
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                     APPLICATION FOR SIMPLIFIED UNDERWRITING
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PROPOSED INSURED:                                                               Sex:  ____ Male ____ Female
Name:                                                                           Date of Birth:
Address:                                                                           State:
                                                                                S.S. No.
                                                                                Drivers License No.
OWNER: (THE OWNER WILL BE THE INSURED UNLESS SPECIFIED HERE)                       State:
Name:                                                                           S.S. No.
Address:
                                                                                Tax I.D. No.

BENEFICIARY:
Primary Beneficiary                                                    Relationship to Insured:

Contingent Beneficiary                                                 Relationship to Insured:

INSURANCE:
Amount Applied for:  $_______________
Coverage Option:   ___  Option 1 Level -- Coverage remains constant
                   ___  Option 2 Adjustable -- Insurance coverage changes with the value of policy
                   ___  Option 3 Level -- Cash Value Accumulation Test
___Yes ___No       Will the proposed policy replace any existing annuity or life insurance contract?

Telephone Access: ____ Accept ____ Decline

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                             GIVE DETAILS TO ALL YES ANSWERS IN REMARKS. INCLUDE ALL DATES AND DIAGNOSIS.
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1.   Has the proposed insured within the last two years or does the proposed insured in the future intend to:
     __ Yes __ No (a) fly as a pilot, student or crew member in any type of aircraft?
     __ Yes __ No (b) engage in underwater diving, parachuting, hang gliding, auto, boat or motor cycle racing?
     __ Yes __ No (c)  travel or reside outside of the United States?
2.   Has the proposed insured ever had or been advised to receive treatment for:
     __ Yes __ No (a) heart trouble, high blood pressure, diabetes, cancer, tumor, epilepsy, asthma, emphysema or any disorder of the blood vessels?
     __ Yes __ No (b) disease or disorder of the stomach, intestine, liver, lungs, kidneys, brain, prostate or reproductive organs?
     __ Yes __ No (c) alcohol or drug abuse or any mental or nervous condition?
3.   __ Yes __ No Has the proposed insured ever tested positive on an Acquired Immune Deficiency Syndrome
                  (AIDS) Related test?

REMARKS:


Amount paid with this application:  $______________
Future payments of  $_______________ Paid:  ___  Annually  ___ Semi-Annually  ___  Quarterly  ___  Monthly
 ...................................................................................................................................
                                            ALLOCATION* OF INITIAL PAYMENT:             DOLLAR COST AVERAGING:     YES___ NO____
                                                                                        Source Account:
                                                                                        To:      Frequency:
Fund 1                                      ___________%                                ___________%
Fund 2                                      ___________%                                ___________%
Fund 3                                      ___________%                                ___________%
Fund 4                                      ___________%                                ___________%
Fund 5                                      ___________%                                ___________%
Fund 6                                      ___________%                                ___________%
Fund 7                                      ___________%                                ___________%
Fund 8                                      ___________%                                ___________%
Fund 9                                      ___________%                                ___________%
Fund 10                                     ___________%                                ___________%
Fund 11                                     ___________%                                ___________%
Fund 12                                     ___________%                                ___________%
Fund 13                                     ___________%                                ___________%
Fund 14                                     ___________%                                ___________%
Fund 15                                     ___________%                                ___________%
Fund 16                                     ___________%                                ___________%
Fund 17                                     ___________%                                ___________%
Fund 18                                     ___________%                                ___________%
Fund 19                                     ___________%                                ___________%
Fund 20                                     ___________%                                ___________%
Fund 21                                     ___________%                                ___________%
Fund 22                                     ___________%                                ___________%
Fund 23                                     ___________%                                ___________%
Fund 24                                     ___________%                                ___________%
Fund 25                                     ___________%                                ___________%
Fund 26                                     ___________%                                ___________%
Fund 27                                     ___________%                                ___________%

AUTOMATIC ACCOUNT REBALANCING: ___ YES ___ NO      If Yes:  ___ Monthly  ___ Quarterly  ___ Semi-Annually  ___ Annually

* Future payments will be allocated in accordance with the allocation of the initial payment unless otherwise specified. Deductions of all charges will be made pro rata according to the value of each account and the Fixed Account.

          White - Allmerica Yellow - FUIG Pink - Agent Blue -- Customer
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ACKNOWLEDGMENTS AND SIGNATURES
NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties."
NOTICE TO COLORADO/KENTUCKY/MAINE/NEW MEXICO/PENNSYLVANIA RESIDENTS ONLY:
"Any person should knowingly and with intent to defraud any insurance company or other person files an application for insurance or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."
NOTICE TO FLORIDA RESIDENTS ONLY: "Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree."
I acknowledge receipt of current Prospectus describing the __________ policy I am applying for, and the underlying Funds. Unless I did not accept the Telephone Access privilege, I understand that Allmerica Financial Life Insurance and Annuity Company is authorized to honor telephone requests by me, or by individuals authorized by me, to transfer account values among sub-accounts and to change the allocation of my future payments. I also understand that the withdrawal of funds from my account cannot be transacted by telephone or fax instructions.
I UNDERSTAND THAT ANY DEATH BENEFITS IN EXCESS OF THE FACE AMOUNT AND ANY POLICY VALUE OF THE [FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY] APPLIED FOR, MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE VARIABLE ACCOUNT. THE POLICY VALUE ALLOCATED TO THE FIXED ACCOUNT WILL ACCUMULATE INTEREST AT A RATE SET BY THE COMPANY WHICH WILL NOT BE LESS THAN THE MINIMUM GUARANTEED RATE OF 4% ANNUALLY. THERE IS NO GUARANTEED MINIMUM POLICY VALUE. THE POLICY VALUE MAY DECREASE TO THE POINT WHERE THE POLICY WILL LAPSE AND PROVIDE NO FURTHER DEATH BENEFIT WITHOUT ADDITIONAL PREMIUM PAYMENTS.
It is agreed that: (1) The application consists of this application form, the medical questionnaire and the supplemental application to apply for insurance on family members, as it applies; (2) the representations are true and complete to the best of my knowledge and belief; (3) No liability exists and the insurance applied for will not take effect until the policy is delivered and the premium is paid during the lifetime of the proposed insured(s) and then only if proposed insured(s) has (have) not consulted or been treated by any physician or practitioner of any healing art nor had any tested listed in the application since its completion; but, if the premium is paid prior to the delivery of the policy and a temporary life insurance agreement is delivered by the representative, insurance will be effective subject to the terms of the temporary life insurance agreement; and (4) No registered representative or broker is authorized to amend, alter or modify the terms of this agreement.

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Signed at                                                                       Date:
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Signature of Proposed Insured

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Owner (if other than Proposed Insured)
 ...................................................................................................................................
(NOT A PART OF THE APPLICATION)             REPORT BY AGENCY OFFICE
Agency Code #              Agent Code #                       Indicate City/County Code:         Plan Code:
To the best of your knowledge is a replacement involved?      YES      NO
As a Registered Representative, I certify witnessing the signature of the applicant and that the information in this application has been accurately recorded, to the best of my knowledge and belief.  Based on the information furnished by the Owner or Insured in this application, I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the Owner. I further certify that the Prospectuses were delivered and that no written sales materials other than those furnished and approved by the Company were used.

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                                                     Signature of Registered Representative
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